SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2002

MAYOR’S JEWELERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9647	59-2290953

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 Northwest 14th Street
Sunrise, Florida 33323

(Address of principal executive offices)

954-846-8000

(Registrant’s telephone number, including area code)

Item 1. Change of Control of Registrant.

     (a)  On August 20, 2002, the Registrant, Mayor’s Jewelers, Inc., a Delaware corporation (“Mayor’s”) and Henry Birks & Sons Inc. (“Birks”), closed the transaction contemplated in the Investment Agreement dated July 30, 2002 (the “Investment Agreement”), pursuant to which Birks invested $15 million in Mayor’s and Mayor’s issued Preferred Convertible Stock and Warrants to acquire additional shares to Birks. The Preferred Convertible Stock, upon conversion, would give Birks a 72% interest in Mayor’s and the Warrants, upon exercise, would increase the Birks interest to 82% of Mayor’s. Birks funded the purchase of the Preferred Convertible Stock and the Warrants through funds from private investors. Birks has been granted the right to appoint the majority of Mayor’s Board of Directors.

     (b)  On August 20, 2002, Peter Offermann resigned as Chairman of the Board of Directors and as a Director, Gregg Bedol, Maggie Gillium, Avigdor Kaplan and Marc Weinstein resigned as Directors of the Registrant. Joseph Cicio resigned as Chief Executive Officer of the Registrant. Thomas Andruskevich was elected as a Director and appointed Chairman of the Board of Directors, Dr. Lorenzo Rossi di Montelera, Filippo Recami and Elizabeth Eveillard were elected as Directors, and John Ball, was elected acting Chief Financial Officer of the Registrant.

Item 5. Other Events.

     (a)  On August 20, 2002, Mayor’s closed the Revolving Credit, Tranche B Loan and Security Agreement (the “Credit Agreement”), dated as of August 20, 2002 by and among Fleet Retail Finance Inc., GMAC Business Credit, LLC, Back Bay Capital Funding LLC, Mayor’s Jewelers, Inc. and Mayor’s. The revolving credit loan provides for $58 million of availability. Mayor’s borrowed the $12.5 million available to it under the Tranche B component of the Credit Agreement on the Closing Date of the transaction. The loans under the Credit Agreement must be repaid on or prior to August 20, 2005.

     (b)  The Amendment to Investment Agreement, dated August 16, 2002, between Mayor’s and Birks was executed on August 16, 2002 in connection with the Credit Agreement.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

4.1	Certificate of Designation of Series A Convertible Preferred Shares.

4.2	Warrant Agreement, dated August 20, 2002, between the Registrant and Birks to purchase shares of Common Stock at 30 cents per share.

4.3	Warrant Agreement, dated August 20, 2002, between the Registrant and Birks to purchase shares of Common Stock at 35 cents per share.

4.4	Warrant Agreement, dated August 20, 2002, between the Registrant and Birks to purchase shares of Common Stock at 40 cents per share.

4.5	Registration Rights Agreement, dated August 20, 2002, between the Registrant and Birks.

10.1	Amendment to Investment Agreement, dated August 16, 2002, between the Registrant and Birks.

10.2	Manufacturing & Sale Agreement, dated as of August 20, 2002, by and between the Registrant and Birks.

10.3	Management Expense Reimbursement Agreement, dated as of August 20, 2002, by and between the Registrant and Birks.

10.4	Revolving Credit, tranche B loan and Security Agreement, dated as of August 20, 2002, by and among Fleet Retail Finance Inc., GMAC Business Credit, LLC, Back Bay Capital Funding LLC, and Mayor’s Jewelers, Inc. and the Registrant.

99	Press Release.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC
By: /s/ Marc Weinstein

Name: Marc Weinstein Title: Senior Vice President
Dated: September 5, 2002

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Exhibit Index

Exhibit Number	Description

4.1	Certificate of Designation of Series A Convertible Preferred Shares.

4.2	Warrant Agreement, dated August 20, 2002, between the Registrant and Birks to purchase shares of Common Stock at 30 cents per share.

4.3	Warrant Agreement, dated August 20, 2002, between the Registrant and Birks to purchase shares of Common Stock at 35 cents per share.

4.4	Warrant Agreement, dated August 20, 2002, between the Registrant and Birks to purchase shares of Common Stock at 40 cents per share.

4.5	Registration Rights Agreement, dated August 20, 2002, between the Registrant and Birks.

10.1	Amendment to Investment Agreement, dated August 16, 2002, between the Registrant and Birks.

10.2	Manufacturing & Sale Agreement, dated as of August 20, 2002, by and between the Registrant and Birks.

10.3	Management Expense Reimbursement Agreement, dated as of August 20, 2002, by and between the Registrant and Birks.

10.4	Revolving Credit, tranche B loan and Security Agreement, dated as of August 20, 2002, by and among Fleet Retail Finance Inc., GMAC Business Credit, LLC, Back Bay Capital Funding LLC, and Mayor’s Jewelers, Inc. and the Registrant.

99	Press Release.

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